                                                                   EXHIBIT 10.51

                    EQUIPMENT PURCHASE AND SALE AGREEMENT

     THIS EQUIPMENT PURCHASE AND SALE AGREEMENT (the "Agreement"), dated this 6th day of May, 1999 (the "Effective Date"), is entered into by and between STAAR Surgical Company, a Delaware corporation ("STAAR"), and Lenstec, Incorporated, a Florida corporation, ("Lenstec") based upon the following.

                                   RECITALS

     A. Lenstec is the developer and manufacturer of certain production equipment and manufacturing technology used for the manufacture of three-piece intraocular lenses used in ophthalmic surgery;

     B. STAAR desires to obtain the right to purchase Lenstec manufacturing technology ("Technology") and purchase IOL manufacturing equipment ("Equipment") from Lenstec for installation and use in the manufacturing of three (3) piece and plate haptic Collomer IOLs in one of its production facilities.

     NOW, THEREFORE, in consideration of the mutual promises above and the agreements contained herein, the parties hereby agree as follows:

                                   AGREEMENT

                                   ARTICLE 1
                      PURCHASE OF MANUFACTURING EQUIPMENT

     1.1     Purchase of Technology.  Lenstec agrees to sell to STAAR its
             ----------------------
Technology, including its trade secrets and manufacturing technology, relating to the manufacture of three-piece and plate haptic Hydro Acrylic IOLs. Lenstec agrees that included in this purchase of technology will be the development of haptic design and assembly technique (as used in the Lenstec LH 3000 HEMA/acrylic copolymer lens) for a Staar developed collamer lens. This also includes the installation of the process, the training of Staar personnel in the manufacture of this lens and supplying standard operating procedures for the process.

      1.2    Consent to Technology Transfer. To induce STAAR to enter into this
             ------------------------------
Agreement and to consummate the transactions contemplated by it, Lenstec hereby represents, warrants and covenants that as of the date of execution of this Agreement, it will have the right to sell its Equipment and training for the use of the equipment, relating to the manufacture of three-piece Hydro Acrylic IOLs and to sell the Equipment, all pursuant to the terms of this Agreement.

                                   ARTICLE 2
                             TERMS AND CONDITIONS

      2.1     Term.  This Agreement shall remain in effect for a period of three
              ----
(3) years from the date that it is executed by STAAR and Lenstec (the "Effective Period"). During the Effective Period STAAR shall have the right to purchase, and Lenstec will be obligated to sell, the Equipment at List Prices set forth in Exhibit "A" and in quantities not to exceed those set forth in Exhibit "B". At the end of the Effective Period, this Agreement will terminate with respect to Lenstec's obligations to supply equipment and installation assistance.

     2.2     Equipment Purchase Orders.  Within 60 days of the execution of this
             -------------------------
Agreement, STAAR shall provide to Lenstec an estimate of its timetable and preliminary quantities for required Equipment, which information STAAR agrees to update periodically. Upon submitting a purchase order ("Purchase Order") for Equipment, STAAR shall give Lenstec its target delivery/installation date.

     2.3     Shipment.  With the exception of those items of Equipment
             --------
designated on Exhibits "A" and "B" as "delivered and installed", which items Lenstec will ship at its expense, all Equipment supplied pursuant to this Agreement will be delivered FOB Lenstec's facility in St. Petersburg, Florida. Lenstec will ship the Equipment pursuant to STAAR's written instructions to STAAR's facility in Switzerland or California. All customs, duties, costs, taxes, insurance premiums and other expenses relating to transportation and shipment of the Equipment shall be at STAAR's expense.

     2.4     Standard Warranty.  All Equipment will be subject to Lenstec's
             -----------------
standard manufacturer's warranty for IOL Manufacturing Equipment, a copy of which is attached as Exhibit "C" to this Agreement.

     2.5     Installation and Training.  Lenstec personnel shall be available to
             -------------------------
provide technical assistance in connection with the installation and testing of the Equipment. In addition, Lenstec technical personnel shall provide, as required but subject to certain limitations, training assistance to STAAR manufacturing personnel in the operation and service of the Equipment.

     2.6     Breach.  Failure by Lenstec to supply STAAR with the Equipment
             ------
ordered according to the terms of this Agreement (other than as a result of force majeure, as set forth in Section 9.12) shall be considered a material breach of this Agreement.

                                   ARTICLE 3
                              PRICE AND PAYMENTS

     3.1     Technology Transfer Fee.  Upon the execution of this Agreement,
             -----------------------
STAAR shall deposit with Lenstec the sum of four hundred thousand U.S. dollars (U.S. $400,000) to be earned by Lenstec as follows:

             (a) $100,000.00 will be earned by Lenstec upon the successful manufacturing of lense optics made from collomer at either Lenstec's Florida or Barbados facilities. Testing will be completed within three weeks after signing this agreement.

             (b) $100,000.00 will be earned by Lenstec if the Equipment purchased by Staar in its first purchase order as set forth on Exhibit "A" is delivered and installed at STAAR's Monrovia facility within five (5) months from the date STAAR submits its purchase order to Lenstec;

             (c) $100,000 will be earned by Lenstec if, within five months after installation of the Equipment set forth on Exhibit "A", STAAR using commercially reasonable efforts, is successful in using the Equipment to manufacture at least 10,000 lenses;

             (d) $100,000 will be earned by Lenstec after the successful delivery and installation to STAAR of the Equipment set forth on Exhibit "B".

       If, through no fault whatsoever of STAAR, any of the above milestones are not achieved, STAAR at its sole discretion may decide not to purchase the equipment. If it so decides then the amount deposited

(without any premium) will be applied to the purchase of lenses pursuant to the terms of that certain License & Technology agreement of even date herewith, a copy of which is attached hereto as Exhibit "D". It is further agreed that if the collomer material proved to be not suitable for machining into this design of lense and STAAR decides not to go ahead with this design of lens, the technology transfer fee will be applied to the purchase of LH 3000 lenses. The application of the remaining deposit will be made at the rate of $10.00 per lens on the lenses sold to STAAR in the second year of the License and Supply agreement herein attached.

     3.2  Price of Equipment.  Lenstec agrees to provide the Equipment for the
          ------------------
List Prices set forth in Exhibit "A" attached hereto. Such List Prices are effective through December 31, 1999; thereafter, List Prices are subject to an adjustment.

     3.3  Payment Terms.  Equipment purchase orders shall be subject to the
          -------------
following payment terms:

          Percentage of List Price     Timing
          ------------------------     ------
                    30%                upon placement of purchase order
                    30%                60 days from placement of purchase order
                    20%                within 10 days after delivery of all
                                       Equipment ordered with the purchase order
                    20%                within 10 days after satisfactory
                                       installation of all Equipment at STAAR's facility

     3.4  Technical Assistance.  Lenstec will absorb all personnel costs
          --------------------
relative to the installation and testing of the Equipment. In addition, Lenstec agrees to supply up to 240 man-hours of training-related assistance with respect to the operation of the Equipment. Additional technical assistance from Lenstec personnel will be available at a cost to STAAR of $800/man-day. All out-of-pocket expenses incurred by Lenstec technical assistance personnel shall be documented by Lenstec and reimbursed at cost by STAAR.

     3.5  Shipping Costs.  With the exception of those items of Equipment
          --------------
designated on Exhibits "A" and "B" as "delivered and installed", which items Lenstec will ship to Monrovia California at its expense, STAAR shall be responsible for the payment of all costs relating to shipping the Equipment from St. Petersburg to STAAR's facility. Should STAAR decide to build the laboratory in Switzerland, Lenstec will credit STAAR with the amount it would have cost to ship the "delivered and installed" equipment to Monrovia California.

     3.6  Design Changes.  In the event that STAAR requests modifications to the
          --------------
technical design Equipment, Lenstec will cooperate in modifying the Equipment, as requested. The payment of the costs of such modifications will be the responsibility of STAAR.

     3.7  Payments.  All payments shall be forwarded to the following bank
          --------
account:

               Barclays Bank PLC New York
               ABA 026002574
               Chips UID 240280
               Beneficiary:
               Barbados Offshore Bank Unit
               A/C# 280 90 82/4677
               For credit to:
               Lenstec Barbados Inc.
               A/C# 23 103-22-58

                                  ARTICLE 4
                              CONFIDENTIALITY

     4.1    Duty of Confidentiality Relating to Trade Secrets and Proprietary
            -----------------------------------------------------------------
Information.
-----------
Each party ("Receiving Party") shall maintain in confidence and keep safe from third parties all information disclosed by the other ("Disclosing Party") which such party knows or has reason to know comprises trade secrets and other proprietary information of the other, including, without limitation, information relating to the Product. Each party shall use its best efforts to ensure that its employees, consultants and agents do not disclose to third parties such trade secrets or proprietary information. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary information.

     4.2    Exceptions.  The obligation of confidentiality contained in this
            ----------
Agreement shall not apply to the extent that: (a) the Receiving Party is required to disclose the information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; (b) the Receiving Party can demonstrate that the disclosed information was at the time of disclosure already in the public domain other than as a result of actions or failure to act by the Receiving Party in violation hereof; (c) the disclosed information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to the Receiving Party in connection with this Agreement; or (d) the disclosed information was received by the Receiving Party on an unrestricted basis from a source which is neither STAAR nor Lenstec and which is not under a duty of confidentiality to the other party.




                               ARTICLE 5
                             MISCELLANEOUS

     5.1     Governing Law.  This Agreement shall be governed by and interpreted
             -------------
in accordance with the laws of the State of California.

     5.2     Dispute Resolution/Arbitration. All disputes shall be amicably
             ------------------------------
resolved, and if not so resolved, they shall be subject to arbitration as follows: (i) if Lenstec initiates a claim or demand against STAAR, then the arbitration shall be conducted in accordance with the rules of the American Arbitration Association and the location of arbitration shall be in Southern California; and (ii) if STAAR initiates a claim or demand against Lenstec, then the arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association and the location of arbitration shall be Florida. Further, (iii) the arbitration shall be conducted in the English language. (iv) the award of the arbitrators will be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction. An application may be made to any such court for judicial acceptance of the award and an order of enforcement. (v) Any arbitration proceeding hereunder shall be conducted on a confidential basis. (vi) The arbitrator shall apply the principles of the laws of the State of California.

     5.3     Notice.  Unless otherwise specifically provided in this Agreement,
             ------
all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Notices shall be addressed as follows, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

            To STAAR:     STAAR Surgical Company
                          1911 Walker Avenue
                          Monrovia, California 91016
                          Attention: John Wolf, President
                          PH: 626/303-7902
                          FAX: 626/358-3049

        To Lenstec,Inc:      Lenstec,Inc.
                             2860 Soherer Drive 600, Suite 600
                             St. Petersburg, Florida 33716
                             Attention:  John Clough, President
                             PH:  727/571-2272
                             FAX:  727/571-1792

        5.4       Captions. The caption, articles, sections and subsections of
                  --------
this Agreements are solely for convenience of reference and shall not affect its interpretation.

        5.5       Entire Agreement. This Agreement represents the entire
                  ----------------
understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, letters of intent, representations, statements and writings between the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of the party to be charged therewith.

        5.6     Assignability. This Agreement may not be assigned or
                -------------
transferred in any manner by either party without the prior written consent of the other party, except that either party may assign or transfer this Agreement to a third party in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or the merger of consolidation of a party with or into a third party if said third party agrees in writing to accept all of the terms and conditions of this Agreement. Any attempted assignment or transfer in violation of this Section 5.6 shall be void.

        5.7      Waiver. The waiver by either party of a breach of any
                 ------
provision contained herein shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provisions itself.

        5.8     Invalidity of a Particular Provision. The invalidity or
                ----------------------------------
unenforceability of any term, provision, clause or any portion thereof of this Agreement shall in no way impair or affect the validity or enforcement of any other provision of this Agreement.

        5.9     Survival. The provisions which by their meaning and intent have
                --------
applicability beyond the term of this Agreement shall survive the expiration or termination of this Agreement.

        5.10    Relationship of the Parties.  The relationship between STAAR and
                ---------------------------
Lenstec is and shall be that of vendor and vendee. Neither party, nor its agents and employees, shall under any circumstances be deemed agents or representatives of the other and neither shall have authority to act for and/or bind the other in any way, or represent that it is in any way responsible for acts of the other. This Agreement does not establish a joint venture, agency or partnership between the parties, nor does it create an employer/employee relationship.

        5.11    Counterparts. This Agreement may be executed in several
                -----------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

        5.12    Expenses. The prevailing party in any legal action to enforce or
                --------
interpret this Agreement shall be entitled to reimbursement of its costs and attorneys' fees in such action by the other party.

        5.13    Force Majeure. A party shall not be liable for nonperformance or
                -------------
delay in performance caused by any event reasonably beyond the control of such party (provided such party shall use its best efforts to return to normal operations); including but not limited to wars, hostilities, revolutions, riots, civil commotion, national emergency, epidemics, fire, flood, earthquake,force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

           5.14  Time.  The parties agree that time is of the essence in the
                 ----
performance of obligations under this Agreement.

           5.15  Specific Performance.  The parties acknowledge and agree that
                 --------------------
STAAR will suffer irreparable harm in the event of a material breach of Lenstec's obligation to supply Equipment in accordance with the terms hereof. Accordingly, Lenstec agrees that STAAR will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce Lenstec's obligation to supply equipment in accordance with the terms hereof.

           5.16  Confidentiality.  The terms and conditions of this Agreement
                 ---------------
shall be confidential and shall not be disclosed by any of the parties to this Agreement to any third party, other than to an actual or potential affiliate, successor or assign, except that any party may disclose the terms and conditions of this Agreement (i) to its legal or accounting advisors, as necessary, so long as they agree to be bound by the terms of this confidentiality provision; or
(ii) if such party receives a subpoena or other process or order to produce this Agreement, provided that such party shall, prior to any disclosure to any third party, promptly notify the other party to this Agreement so that the party has a reasonable opportunity to respond to such subpoena, process or order; or (iii) as otherwise required by law. The party receiving the subpoena, process or order shall take no action contrary to the confidentiality provisions set forth above and shall make reasonable efforts to produce only subject to a protective order. The party objecting shall have the burden of defending against such subpoena, process or order. The party receiving the subpoena, process or order shall be entitled to comply with it except to the extent that any other party is successful in obtaining an order modifying or quashing it.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


STAAR SURGICAL COMPANY                       LENSTEC, INC.


By:   /s/ John R. Wolf                       By:    /s/ John Clough
    -------------------------------              --------------------------

Title:   President                           Title:   President
       ----------------------------                 -----------------------

Date:    5/11/99                             Date:    5/6/99
       ----------------------------                 -----------------------

                                  EXHIBIT "A"

                          IOL MANUFACTURING EQUIPMENT

                      EFFECTIVE LIST PRICES - APRIL 1999


Description                                                     List Price
-----------                                                     ----------
Lenstec Lenslathes delivered and installed                      $85,000.00
Lenstec Lensmill delivered and installed                        $85,000.00
Rotlex Lens analyzers                                           $30,000.00
CNC edge hole drills with fixturing                             $20,000.00
Three tier tumble polisher                                      $17,000.00
Optical comparators                                             $ 8,500.00
Additional inspection stations                                  $30,000.00
Lens Blocking and deblocking system                             $ 5,000.00
Second Cut Blocks (each)                                        $    15.00